UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 22, 2025

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574-4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements

On  August 25, 2025, Sharps Technology, Inc. (the “Company”) entered into securities purchase agreements (the “Cash Securities Purchase Agreements”) with certain accredited investors (the “Cash Purchasers”) pursuant to which the Company agreed to sell and issue to the Cash Purchasers in a private placement offering (the “Cash Offering”) an aggregate offering of (i) either shares (the “Cash Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at an offering price of $6.50 per share (ii) or pre-funded warrants (the “Cash Pre-Funded Warrants”) to purchase shares of Common Stock (the “Cash Pre-Funded Warrant Shares,”) at an offering price of $6.4999 per Pre-Funded Warrant, and (ii) stapled warrants (the “Cash Stapled Warrants,” and together with the Common Stock and Cash Pre-Funded Warrants, the “Cash Securities”) to purchase shares of Common Stock (the “Cash Stapled Warrant Shares,”) at an exercise price of $9.75 per Cash Stapled Warrant. In the Cash Offering, the Cash Purchasers will tender any of U.S. dollars, USDC or USDT (or a combination thereof) to the Company as consideration for the Cash Shares, Cash Stapled Warrants and Cash Pre-Funded Warrants.

Each of the Cash Pre-Funded Warrants is immediately exercisable for one share of Common Stock at the exercise price of $0.0001 per Cash Pre-Funded Warrant Share, and may be exercised at any time until all of the Cash Pre-Funded Warrants issued in the Offerings (as defined below) are exercised in full. Each Cash Purchaser’s ability to exercise its Cash Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein. Each of the Cash Stapled Warrants is immediately exercisable for one share of Common Stock at the exercise price of $9.75 per Cash Stapled Warrant Share, and may be exercised at any time until the earlier of (i) 36 months after the closing of the Offerings or (ii) all of the Cash Stapled Warrants issued in the Offerings are exercised in full.

On August 25, 2025, the Company also entered into securities purchase agreements (the “Cryptocurrency Securities Purchase Agreements,” and together with the Cash Securities Purchase Agreements, the “Securities Purchase Agreements”) with certain accredited investors (the “Cryptocurrency Purchasers,” and together with the Cash Purchasers, the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Cryptocurrency Purchasers in a private placement offering (the “Cryptocurrency Offering” and together with the Cash Offering, the “Offerings”) (i) pre-funded warrants (the “Cryptocurrency Pre-Funded Warrants” and together with the Cash Pre-Funded Warrants, the “Pre-Funded Warrants”) to purchase shares of Common Stock (the “Cryptocurrency Pre-Funded Warrant Shares,” and together with the Cash Pre-Funded Warrant Share, the “Pre-Funded Warrant Shares”) at an offering price of $6.4999 per Pre-Funded Warrant, and (ii) stapled warrants (the “Cryptocurrency Stapled Warrants,” and together with the Cash Stapled Warrants, the “Stapled Warrants” to purchase shares of Common Stock (the “Cryptocurrency Stapled Warrant Shares,” and together with the Cash Stapled Warrant Share, the “Stapled Warrant Shares”) at an exercise price of $9.75 per Cryptocurrency Stapled Warrant. In the Cryptocurrency Offering, the Cryptocurrency Purchasers will tender either Unlocked SOL tokens or Locked SOL tokens to the Company as consideration for the Cryptocurrency Pre-Funded Warrants and Cryptocurrency Stapled Warrants.

The exercise of the Cryptocurrency Pre-Funded Warrants and Cryptocurrency Stapled Warrants into Cryptocurrency Pre-Funded Warrant Shares and Cryptocurrency Stapled Warrant Shares, respectively, is subject to stockholder approval (“Stockholder Approval”) and such warrants will not be exercisable for Common Stock until such Shareholder Approval is received. Pursuant to the Cryptocurrency Securities Purchase Agreement, the Company will hold a special meeting of stockholders to obtain Stockholder Approval as soon as practicable after the closing date of this Offering. Each of the Cryptocurrency Pre-Funded Warrants is exercisable for one share of Common Stock at the exercise price of $0.0001 per Cryptocurrency Pre-Funded Warrant Share, immediately exercisable following Stockholder Approval (the “Effective Date”), and may be exercised at any time on or after the Effective Date until all of the Cryptocurrency Pre-Funded Warrants issued in the Offerings are exercised in full. Each Cryptocurrency Purchaser’s ability to exercise its Cryptocurrency Pre-Funded Warrants in exchange for shares of Common Stock is subject to certain beneficial ownership limitations set forth therein. Each of the Cryptocurrency Stapled Warrants is exercisable for one share of Common Stock at the exercise price of $9.75 per Cryptocurrency Stapled Warrant Share, immediately exercisable on or after the Effective Date, and may be exercised at any time on or after the Effective Date until the earlier of (i) 36 months after the closing of the Offerings or (ii) all of the Cryptocurrency Stapled Warrants issued in the Offerings are exercised in full.

Cantor Fitzgerald & Co. acted as the lead placement agent to the Company in connection with the Offerings and Aegis Capital Corp. acted as the co-placement agent to the Company in connection with the Offerings. Madison Global Partners, LLC (“Madison”) acted as a non-exclusive financial advisor to the Company.

The Cash Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, and the Stapled Warrant Shares are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Cash Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, and the Stapled Warrant Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The Company intends to use the net proceeds from the Offerings to fund the acquisition of SOL through open market purchases only and the establishment of the Company’s Solana treasury operations, as well as for working capital, general corporate purposes and to pay all transaction fees and expenses related thereto. The Company will not use the net proceeds from the Offerings: (a) for the redemption of any outstanding Common Stock or Common Stock equivalents of the Company, (b) for the settlement of any outstanding litigation or (c) in violation of the Foreign Corrupt Practices Act of 1977, as amended or the Office of Foreign Assets Control of the U.S. Treasury Department regulations. Further, the Company will maintain the net proceeds of the offering in a separate account and shall not commingle such net proceeds with any other proceeds received by the Company from any other financing or capital raising activities.

Registration Rights Agreement

In connection with entering into the Securities Purchase Agreements, on August 25, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to use commercially reasonable efforts to file a registration statement with the U.S. Securities and Exchange Commission, within 30 days of the closing of the Offerings registering the resale of the Cash Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Stapled Warrants, the Stapled Warrant Shares, the Strategic Advisor Warrants (as defined below) and the shares of Common Stock issuable upon exercise of the Strategic Advisor Warrants (the “Strategic Advisor Warrant Shares”).

The foregoing summaries of the Cash Pre-Funded Warrants, Cryptocurrency Pre-Funded Warrants, the Cash Stapled Warrants, the Cryptocurrency Stapled Warrants, the Cash Securities Purchase Agreements, the Cryptocurrency Securities Purchase Agreements and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of those agreements, which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3  respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Warrant Amendment

On August 25, 2025, the Company entered into an amendment (the “Amendment”) with certain warrant holders which references the Series A Warrants (the “Existing Warrants”) registered for sale under the registration statement on Form S-1 (file No. 333-333-284237) (the “Registration Statement”) in the amount of  347,774 shares of Common Stock, reflective of the reverse stock split, underlying the Existing Warrants.

Pursuant to the Amendment, the holders of the Existing Warrants agreed to reduce the exercise price of their Existing Warrants totaling 347,774, from $87.60 per share to $6.50 per share.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of that agreements, which is attached hereto as Exhibit 4.5 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Cash Shares, the Pre-Funded Warrant Shares, the Stapled Warrants, the Stapled Warrant Shares, the Strategic Advisor Warrants and the Strategic Advisor Warrant Shares was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The Company has agreed to issue warrants (the “Strategic Advisor Warrants”) with an exercise price of $0.0001 equal to 10% of the securities to be issued in the Offering, on an as converted basis, to Sol Markets as a strategic advisor of the Company. Sol Markets is controlled by James Zhang. The company also intends to engage Sol Edge Limited as a consultant to act as the asset manager of the Sol portfolio, in which Sol Edge Limited is also controlled by James Zhang.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert M. Hayes Resignation

Effective August 23, 2025, Robert M. Hayes resigned from the Board of Directors (the “Board”) and as Chief Executive Officer of the Company. Pursuant to mutual agreement (the “Separation Agreement”), Mr. Hayes will receive a lump sum cash payment of $1,200,000, together with Company paid-for healthcare coverage benefits for up to 18 months.

Following the Separation Date (as defined in the Separation Agreement), Mr. Hayes will be paid or provided all accrued but unpaid base salary and accrued paid time off (“PTO”) and approved unreimbursed business expenses through the Separation Date. In addition, Mr. Hayes will be entitled to all benefits accrued up to the Separation Date, to the extent vested, under all employee benefit or bonus plans of the Company in which Mr. Hayes participates (except for any plan that provides for severance pay or termination benefits) in accordance with the terms of such plans, and any other amounts required to be paid pursuant to applicable law.

The Company granted Mr. Hayes stock options to purchase 100,000 shares of Common Stock (the “Option Grant”). The Option Grant shall have an exercise price equal to the “Fair Market Value” (as defined in the Company’s Amended and Restated 2025 Equity Incentive Plan) Common Stock on the grant date and shall be fully vested as of the grant date.

The Company and Mr. Hayes exchanged mutual general releases, as referenced in the Separation Agreement attached hereto as Exhibit 10.6.

Mr. Hayes’ resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

Brenda Baird Simpson Resignation

Effective August 23, 2025, Brenda Baird Simpson resigned from the Board.

Ms. Simpson’s resignation was not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies or practices of the Company.

Employment Agreement with Chief Investment Officer

On August 25, 2025, the Company entered into a formal employment agreement (the “Zhang Employment Agreement”) with Yuwen (Alice) Zhang (age 34), who has been appointed as the Company’s Chief Investment Officer and a Director of the Company, as of the date hereof.

Effective as of the Effective Date, as referenced in Exhibit 10.4, Ms. Zhang will receive a base salary (the “Base Salary”) of $600,000 per annum. The Base Salary shall be paid in accordance with the Company’s normal payroll practices for executive salaries generally, but no less often than monthly and shall be pro-rated for partial years of employment. For each calendar year ending during the employment period beginning with calendar year 2025, Ms. Zhang shall be eligible to earn a cash performance bonus (an “Annual Bonus”) under the Company’s bonus plan or program applicable to senior executives. Ms. Zhang shall be eligible to receive equity-based compensation award(s), as determined by the Board (or a subcommittee thereof), from time to time.

Yuwen (Alice) Zhang is the Co-Founder of Jambo, the first web3 phone with a built-in decentralized app store. scaled distribution to 120+ countries, launching the largest mobile network on Solana. Ms. Zhang previously co-founded Avalon Capital, a global fund of funds specializing in digital assets and technology. She is an experienced investor and partner of many top digital asset industry leaders.

There are no other arrangements or understandings between Ms. Zhang and any other person pursuant to which Ms. Zhang was appointed Chief Investment Officer of the Company. There are also no family relationships between Ms. Zhang and any director or executive officer of the Company, and Ms. Zhang has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing is a summary description of the Zhang Employment Agreement. For a full description, please refer to the copy of the Zhang Employment Agreement that is incorporated by reference and filed herewith as Exhibit 10.4.

Employment Agreement with Executive Chairman and Principal Executive Officer

On August 25, 2025, the Company entered into a formal employment agreement (the “Danner Employment Agreement”) with Paul K. Danner (age 67), who has been serving as the Company’s Executive Chairman since June 30, 2025. Mr. Danner will also act as the Company’s Principal Executive Officer.

Mr. Danner’s term as the Company’s Executive Chairman and Principal Executive Officer will begin on August 24, 2025, and continue until terminated by either party, subject to the terms of the Danner Employment Agreement (the “Term”). For his services, Mr. Danner will be paid $600,000 a year. During the course of the Term, Mr. Danner will be eligible for (i) performance bonuses to be granted at the discretion of the Company’s Compensation Committee and (ii) to participate in the Company’s 2025 Equity Incentive Plan. The Danner Employment Agreement contains a perpetual confidentiality covenant as well as non-competition and employee and customer non-solicitation covenants that apply during the Term and for a period of one year following Mr. Danner’s termination.

Paul K. Danner, a member of the Board of Directors and Chairperson of the Audit Committee through June 29, 2025, joined the Company in September 2021 and Executive Chairman effective, June 30, 2025. Since 2013, Mr. Danner has been chief financial and administrative officer of PAY2DAY Solutions, Inc. dba Authvia, a FinTech software developer that provides merchants and consumers with a cloud-based CPaaS (Communications Platform as a Service) platform capable of providing end-to-end payment flows, billing, consumer management, payment analytics, and consumer insights. From 2016 to 2018, Mr. Danner was chief executive officer of Alliance MMA, Inc., which was a mixed martial arts organization offering promotional opportunities for aspiring mixed martial arts fighters. As a senior business leader, Mr. Danner has served three Nasdaq-listed companies as the senior corporate executive. Additionally, he has acquired extensive Board of Director expertise through six separate appointments totaling more than twenty-five years with three Nasdaq and OTCQB listed companies including Chairman, Corporate Secretary and Audit Committee assignments, as well as two development-stage ventures and one not-for-profit enterprise. Mr. Danner served as a Naval Aviator flying the F-14 Tomcat, and subsequently as an Aerospace Engineering Duty Officer supporting the Naval Air Systems Command, for 8 years on active duty plus 22 years with the reserve component of the United States Navy. He retired from the Navy in 2009 with the rank of Captain. Mr. Danner earned a BS degree in Business Finance from Colorado State University, and he holds an MBA from the Strome College of Business at Old Dominion University. Mr. Danner’s executive and marketing experience qualify him to serve on our board of directors.

There are no other arrangements or understandings between Mr. Danner and any other person pursuant to which Mr. Danner was appointed Executive Chairman and Principal Executive Officer of the Company. There are also no family relationships between Mr. Danner and any director or executive officer of the Company, and Mr. Danner has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing is a summary description of the Danner Employment Agreement. For a full description, please refer to the copy of the Danner Employment Agreement that is incorporated by reference and filed herewith as Exhibit 10.5.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 22, 2025, the Company filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of Nevada (the “Certificate of Amendment”) to amend the Company’s Articles of Incorporation to increase the total number of authorized shares of Common Stock from 1,666,667 authorized shares of Common Stock to 500,000,000 authorized shares of Common Stock.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2025 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), 395,169 shares of the Company’s Common Stock were represented in person or by proxy out of the 1,023,214 shares outstanding and entitled to vote as of July 17, 2025, the record date for the Annual Meeting. In addition, five (5) shares of the Company’s Series B Preferred Stock was outstanding and represented in person or by proxy entitled to vote at this meeting, which constituted 52% or an additional 1,100,000 of the voting power of the Company’s stockholders, solely with respect to the increase in the authorized shares of Common Stock of the Company. The Series B Preferred Stock shall be cancelled as of the date hereof. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below. Accordingly, each of the four (4) below proposals were approved by the Company’s stockholders.

1.	The Company’s stockholders elected the six individuals listed below as directors to serve on the Board of the Company, each to serve on the Board until his/her successor is duly elected and qualified at the Annual Meeting or until his/her earlier resignation or removal. The results of voting on the proposal are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Soren Bo Christiansen	123,085	45,921	0
Paul K. Danner	132,277	31,729	0
Timothy J. Ruemler	125,628	43,378	0
Brenda Baird Simpson	143,086	25,920	0
Jason Monroe	124,811	44,195	0
Robert M. Hayes	137,250	31,756	0

2.	The Company’s stockholders approved the ratification of the appointment of PKF O’Connor Davies LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
340,119	48,797	6,253	0

3.	The Company’s stockholders approved and ratified the Company’s 2025 Equity Incentive Plan. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
88,223	74,210	6,573	226,163

4.	The Company’s stockholders approved the amendment to the Company’s articles of incorporation to increase the authorized shares of Common Stock from 1,666,667 shares to 500,000,000 shares. The results of voting on the proposal are set forth below:

Votes For*	Votes Against	Abstain	Broker Non-Votes
1,414,958	179,836	735	0

* Includes the approval of the five (5) shares of Series B Preferred Stock, constituting an aggregate of 1,100,000 votes.

Item 7.01. Regulation FD Disclosure.

Press Release on Announcing the Offering

On August 25, 2025, the Company issued a press release announcing the signing of the Securities Purchase Agreements, pricing of the Offerings and estimated aggregate gross proceeds of approximately $400 million in cash, before deducting placement agent fees and other offering expenses, to implement a Solana treasury strategy. The closing of the offering is expected to occur on or about August 28, 2025, subject to the satisfaction of customary closing conditions. A copy of the press release is included as Exhibit 99.1 here and is incorporated herein by reference.

Corporate Presentation

In connection with the Offering, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The presentation will also be provided on the Company’s investor relations website at https://sharpstechnology.com/ on or about August 26, 2025.

The information under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On August 21, 2025, the Company entered into a settlement term sheet (the “Settlement Term Sheet”) with Barry Berler and Plastomold Industries Ltd (“Plastomold”) to settle the outstanding litigation as referenced in the Company’s latest quarterly report on Form 10-Q for the quarterly period ended June 30, 2025, and other SEC filings. Pursuant to the Settlement Term Sheet, the Company would transfer all of the capital stock of Safegard Medical (Hungary) KFT. The Settlement is contingent on the execution of a definitive settlement agreement and other conditions. The terms of the final settlement could have a material effect on the financial position of the Company if the Offering is not consummated.

The Company has signed a non-binding letter of intent (LOI) with the Solana Foundation, a non-profit foundation based in Zug, Switzerland, dedicated to the decentralization, adoption, and security of the Solana ecosystem. Under the terms of the LOI, the Solana Foundation has committed, solely following a public offering by the Company, to selling $50 million of SOL at a 15% discount to a 30-day time-weighted average price, subject to certain conditions being met.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report on Form 8-K also includes express and implied forward-looking statements regarding the Company’s current expectations, estimates, opinions and beliefs that are not historical facts. Such forward-looking statements may be identified by words such as “believes,” “expects,” “endeavors,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “should” and “objective” and the negative and variations of such words and similar words. These statements are made on the basis of current knowledge and, by their nature, involve numerous assumptions and uncertainties. Nothing set forth herein should be regarded as a representation, warranty or prediction that we will achieve or are likely to achieve any particular future result. Actual results may differ materially from those indicated in the forward-looking statements because the realization of those results is subject to many risks and uncertainties, including the risk that the proposed transactions described herein may not be completed in a timely manner or at all, the failure to realize the anticipated benefits of the Offerings and related transactions, including the proposed digital asset treasury strategy, economic conditions, fluctuations in the market price of SOL, the impact on the Company’s business of the evolving regulatory environment, the ability of the Company to execute on its digital asset treasury strategy, risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally as well as those risks and uncertainties identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and other information the Company has or may file with the SEC, including those disclosed under Item 8.01 of this Current Report on Form 8-K. Forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this Current Report on Form 8-K, and the Company undertakes no duty to update such information except as required under applicable law.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
3.1	Certificate of Amendment to the Articles of Incorporation
4.1	Form of Cash Pre-Funded Warrant
4.2	Form of Cryptocurrency Pre-Funded Warrant
4.3	Form of Cash Stapled Warrant
4.4	Form of Cryptocurrency Stapled Warrant
4.5	Form of First Amendment to Series A Warrant
10.1	Form of Cash Securities Purchase Agreement, dated as of August 25, 2025, between Sharps Technology, Inc. and each Purchaser (as defined therein)
10.2	Form of Cryptocurrency Securities Purchase Agreement, dated as of August 25, 2025, between Sharps Technology, Inc. and each Purchaser (as defined therein)
10.3	Form of Registration Rights Agreement, dated as of August 25, 2025, between Sharps Technology, Inc. and each Holder (as defined therein)
10.4	Employment Agreement with Yuwen (Alice) Zhang, dated August 25, 2025
10.5	Employment Agreement with Paul K. Danner, dated August 25, 2025
10.6	Separation Agreement between Sharps Technology, Inc. and Robert M. Hayes
99.1	Press Release, dated August 25, 2025.
99.2	Corporate Presentation, dated August 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2025

SHARPS TECHNOLOGY, INC.

/s/ Paul K. Danner
Paul K. Danner
Executive Chairman (Principal Executive Officer)